Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

BroadVision, Inc.

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Post-effective Amendment No. 2 to Form S-3 on Form S-1) of our report dated March 11, 2005 (except for the matters affecting the 2004 consolidated financial statements described in the Restatement discussion in Note 1 to the consolidated financial statements and the Convertible Debentures discussion in Note 5 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2005 (not presented herein), as to which the date is May 26, 2006), relating to the consolidated financial statements of BroadVision, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

San Jose, California
May 15, 2007